UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 22, 2004

VINTAGE PETROLEUM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10578	73-1182669
(Commission File Number)	(IRS Employer Identification No.)

110 West Seventh Street, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

(918) 592-0101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 22, 2004, three of our indirect wholly-owned subsidiaries, Vintage Petroleum Canada Investments ULC, a Nova Scotia unlimited liability company, Vintage Canada Oil & Gas ULC, a Nova Scotia unlimited liability company, and Vintage Petroleum South America Holdings, Inc., a Cayman Islands corporation, as sellers, and Midnight Oil & Gas Ltd., an Alberta company (“Midnight”), as purchaser, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), providing for the sale by such subsidiaries to Midnight of all of the issued and outstanding capital stock of Vintage Petroleum Canada, Inc., an Alberta corporation and an indirect wholly-owned subsidiary of ours (“Vintage Canada”) (the “Transaction”). The Stock Purchase Agreement provides for the sale of Vintage Canada, which holds all of our Canadian assets, for cash consideration of Cn$350 million (or approximately U.S.$270 million), including estimated working capital of approximately Cn$27.5 million (or approximately U.S.$21 million) as of June 30, 2004, the effective date of the Transaction, subject to certain adjustments.

Our Board of Directors and Midnight’s Board of Directors have approved the transaction. Closing is scheduled for November 30, 2004, or as soon thereafter as reasonably practicable and in any event not later than December 15, 2004, subject to a financing contingency that Midnight must satisfy by October 6, 2004, the approval by Midnight’s shareholders of a proposed Plan of Arrangement to reorganize Midnight into a new energy trust and a new publicly-listed exploration focused natural gas producer, and other customary closing conditions.

A copy of our press release dated September 23, 2004, announcing the Transaction is attached as an exhibit hereto and incorporated herein by reference.

In conjunction with the Transaction, we entered into a forward contract with a commercial bank to sell Cn$340,000,000 on December 15, 2004, at exchange rate of Cn$1.27772 to one U.S. dollar. Based on this contract, we will receive U.S.$266,098,989. The remaining Cn$10 million of the purchase price that we will receive as earnest money will be converted to U.S. dollars at the spot rate on the days on which we receive it.

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Item 8.01.	Other Events.

We have previously engaged in oil and gas hedging activities and we intend to continue to consider various hedging arrangements to realize commodity prices which we consider favorable.

The following table reflects the volume of our oil under price swap arrangements and the corresponding weighted average NYMEX reference prices by quarter:

Quarter Ending	Barrels	NYMEX Reference Price Per Barrel
September 30, 2004	1,453,600	$30.44
December 31, 2004	1,264,500	30.20

March 31, 2005	1,170,000	37.39
June 30, 2005	1,183,000	36.07
September 30, 2005	1,196,000	35.13
December 31, 2005	1,196,000	34.44

March 31, 2006	360,000	36.63
June 30, 2006	364,000	36.01
September 30, 2006	368,000	35.52
December 31, 2006	368,000	35.11

March 31, 2007	126,000	31.42

The following table reflects the volume of our gas under price swap arrangements and the corresponding weighted average NYMEX reference prices by quarter:

Quarter Ending	MMBtu	NYMEX Reference Price Per MMBtu
September 30, 2004	1,840,000	$5.96
December 31, 2004	620,000	5.97

March 31, 2005	900,000	6.59
June 30, 2005	910,000	5.94
September 30, 2005	920,000	5.97
December 31, 2005	920,000	6.22

Additionally, we have entered into a costless price collar arrangement for U.S. gas production of 5,000 MMBtu per day for all of 2005 with a floor NYMEX reference price of $6.00 per MMBtu and a cap NYMEX reference price of $6.80 per MMBtu.

We have also entered into basis swap agreements for all of our gas production covered by the gas price swap and price collar agreements. These basis swaps establish a differential between the NYMEX reference price and the various delivery points at levels that are comparable to the historical differentials we received.

The counterparties to our current hedging agreements are commercial or investment banks. We continue to monitor oil and gas prices and may enter into additional oil and gas hedges or swaps in the future.

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Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Our press release dated September 23, 2004, announcing the Transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINTAGE PETROLEUM, INC.

Date: September 28, 2004	By:	/s/ Michael F. Meimerstorf
Michael F. Meimerstorf
Vice President and Controller

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Exhibit Index

Exhibit Number	Description
99.1	Our press release dated September 23, 2004, announcing the Transaction.

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